Exhibit 77(q)(1)

                                    Exhibits

(e)(1) Schedule of Approvals with respect to the Investment Management Agreement (dated September 1, 2000) between ING VP Natural Resources Trust and ING Investments, LLC is filed herein.
(e)(2) First Amendment to Sub-Advisory Agreement between ING Investments, LLC and Aeltus Investment Management, Inc. effective September 1, 2003 is incorporated by reference to Post-Effective Amendment No. 18 to the Registrant's Form N-1A Registration Statement on February 11, 2004.
(e)(3) Restated Expense Limitation Agreement effective August 1, 2003, by and between ING Investments, LLC and ING VP Natural Resources Trust is incorporated by reference to Post-Effective Amendment No. 18 to the Registrant's Form N-1A Registration Statement on February 11, 2004.